UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2012

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 24, 2012, Cytokinetics, Incorporated issued a press release announcing that it is participating in the launch of MyoKardia, Inc., a start-up company that is focused to genetic heart disease. MyoKardia is being funded by Third Rock Ventures with a $38 million Series A financing. Contemporaneous with the launch of MyoKardia, Cytokinetics has entered into a research collaboration with the company. Under the agreement, MyoKardia will fund activities and personnel at Cytokinetics in connection with an agreed research plan. In addition, Cytokinetics has obtained an equity position in MyoKardia as consideration for an assignment of patent rights related to compounds and the licensing of enabling know-how, both associated with Cytokinetics’ cardiac sarcomere inhibitor program which is focused to the treatment of hypertrophic cardiomyopathies. Cytokinetics may also receive payments based on the achievement of preclinical, clinical and commercial milestones and may receive royalties on the sale of products that arise from the research.

The information in this Item 8.01 and a copy of this press release is being furnished as Exhibit 99.1 to this report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 24, 2012	By:	/s/Sharon Barbari

Name: Sharon Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, date September 24, 2012